Exhibit 99

Schedule A

Reconciliation of GAAP to Non-GAAP Information

(dollars in millions)

	Years ended December 31,			Percent change
	2002	2001	2000	2002	2001

International net sales, as reported	$320.7	$271.3	$322.0	18.2%	(15.7)%
Adjustment for Japan on a consolidated basis	77.9	110.1	88.8
Net sales, as adjusted for Japan	398.6	381.4	410.8	4.5%	(7.2)%
Adjustment for foreign exchange at a constant rate	16.4	12.0	(22.5)
Net sales, as adjusted for Japan and foreign exchange	$415.0	$393.4	$388.3	5.5%	1.3%

Schedule B

Reconciliation of GAAP to Non-GAAP Information

(dollars in millions)

	Cardiac Surgery	Critical Care	Vascular	Perfusion	Other Distributed Products	Total

Net sales, as reported December 31, 2000	$311.2	$217.3	$54.8	$206.7	$13.8	$803.8
Adjustment for Japan on a consolidated basis	6.7	30.4	2.5	14.6	33.4	87.6
Net sales, as adjusted for Japan	317.9	247.7	57.3	221.3	47.2	891.4
Adjustment for perfusion products divestiture	—	—	—	(29.4)	—	(29.4)
Adjustment for perfusion services divestiture	—	—	—	(117.3)	—	(117.3)
Adjustment for mechanical cardiac assist divestiture	—	—	—	(2.5)	—	(2.5)
Adjustment for foreign exchange at a constant rate	(9.2)	(7.2)	(1.7)	(2.0)	(1.0)	(21.1)
Adjusted Net Sales December 31, 2000	$308.7	$240.5	$55.6	$70.1	$46.2	$721.1

Net sales, as reported December 31, 2001	$329.0	$209.9	$49.3	$102.1	$1.8	$692.1
Adjustment for Japan on a consolidated basis	9.6	35.3	3.0	20.5	40.7	109.1
Net sales, as adjusted for Japan	338.6	245.2	52.3	122.6	42.5	801.2
Adjustment for perfusion products divestiture	—	—	—	(58.9)	—	(58.9)
Adjustment for foreign exchange at a constant rate	—	5.4	0.2	2.5	3.9	12.0
Adjusted Net Sales December 31, 2001	$338.6	$250.6	$52.5	$66.2	$46.4	$754.3

Net sales, as reported December 31, 2002	$365.9	$230.3	$51.3	$43.2	$13.3	$704.0
Adjustment for Japan on a consolidated basis	9.1	20.8	2.0	15.4	29.9	77.2
Net sales, as adjusted for Japan	375.0	251.1	53.3	58.6	43.2	781.2
Adjustment for foreign exchange at a constant rate	1.4	7.5	0.3	4.8	5.8	19.8
Adjusted Net Sales December 31, 2002	$376.4	$258.6	$53.6	$63.4	$49.0	$801.0

Schedule C

Reconciliation of GAAP to Non-GAAP Information

Gross Profit as a Percentage of Net Sales

	Years ended December 31,
	2002	2001	2000

Gross profit as a percentage of net sales, as reported	57.5%	53.2%	47.3%

Adjustment for Japan on a consolidated basis	0.2%	0.8%	1.4%
Adjustment for perfusion products divestiture	—	—	0.6%
Adjustment for perfusion services divestiture	—	3.1%	5.4%
Adjustment for mechanical cardiac assist divestiture	—	—	0.5%

Gross profit as a percentage of net sales, as adjusted	57.7%	57.1%	55.2%

Schedule D

Reconciliation of GAAP to Non-GAAP Information

SG&A Expense as a Percentage of Net Sales

	Years ended December 31,
	2002	2001	2000

SG&A Expense as a percentage of net sales, as reported	32.4%	29.4%	26.8%

Adjustment for Japan on a consolidated basis	1.1%	1.7%	1.7%
Adjustment for perfusion products divestiture	—	—	(0.3)%
Adjustment for perfusion services divestiture	—	1.7%	2.9%
Adjustment for mechanical cardiac assist divestiture	—	—	(0.1)%

SG&A Expense as a percentage of net sales, as adjusted	33.5%	32.8%	31.0%

Schedule E

Reconciliation of GAAP to Non-GAAP Information

R&D Expense as a Percentage of Net Sales

	Years ended December 31,
	2002	2001	2000

R&D Expense as a percentage of net sales, as reported	9.3%	7.9%	6.8%

Adjustment for Japan on a consolidated basis	(0.6)%	(0.7)%	(0.5)%
Adjustment for perfusion products divestiture	—	—	(0.2)%
Adjustment for perfusion services divestiture	—	0.6%	1.0%
Adjustment for mechanical cardiac assist divestiture	—	—	(0.4)%

R&D Expense as a percentage of net sales, as adjusted	8.7%	7.8%	6.7%